Exhibit 4.3
-----------


BROKER'S NAME:
                -------------------------------------------------------

                IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING.
               SIGNIFICANT REPRESENTATIONS ARE CALLED FOR HEREIN.

                             SUBSCRIPTION AGREEMENT
                                       and
                           LETTER OF INVESTMENT INTENT


David Savitsky
ATC Healthcare, Inc.
1983 Marcus Avenue
Lake Success, NY 11042

Gentlemen:

     The undersigned (the "Subscriber") hereby tenders this subscription for the purchase of securities (the "Securities") of ATC Healthcare, Inc. (the "Company"), consisting of units ("Units") comprising secured convertible notes ("Notes") and common stock purchase warrants ("Warrants"). The Units are described in the Summary of Terms attached to this Subscription Agreement as Exhibit A (the "Term Sheet"). The Subscriber understands that a subscription for the Units may be rejected for any reason and that, in the event that this subscription is rejected, the funds delivered herewith will be promptly returned, without interest thereon or deduction therefrom. By execution below, the Subscriber acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with their obligations under applicable securities laws.

     1. Subscription Commitment. The Subscriber acknowledges that the minimum subscription is $50,000. The Subscriber hereby subscribes for the purchase of the number of Securities specified below and, as full payment therefor, agrees to pay by wire transfer to the account of the Company.


                                                     At $        per Unit for
         -------------------                             -------
         Number of Units                    an aggregate of $
                                                              ------------------

     The Subscriber understands that this subscription is not binding on the Company until accepted by the Company, which acceptance is at the discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. If the subscription is rejected, the Company shall return to the Subscriber, without interest or deduction, any payment tendered by the Subscriber, and the Company and the Subscriber shall have no further obligation to each other hereunder. Unless and until rejected by the Company, this subscription shall be irrevocable by the Subscriber. The Subscriber understands that the Company may, in the event that the offering to which the Term Sheet relates is oversubscribed, reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor's subscription.

     2. Representations and Warranties. In order to induce the Company to accept this subscription, the Subscriber hereby represents and warrants to, and covenants with, the Company as follows:

     (a) The Subscriber has had the opportunity to review the Companies filings with the Securities and Exchange Commission (the "SEC Filings"), including:

          (i) The Company's Annual Report on Form 10-K, filed with the SEC on June 13, 2005, and as amended on July 29, 2005;

          (ii) The Company's Proxy Statement on Schedule 14A, filed with the SEC on June 28, 2005;

          (iii) The Company's Form 8-K filed with the SEC on September 7, 2005;

          (iv) The Company's Form 8-K filed with the SEC on July 20, 2005; and

          (v)  The Company's Form 8-K filed with the SEC on June 17, 2005.

The Subscriber has also been given access to full and complete information regarding the Company and has utilized such access to the Subscriber's satisfaction for the purpose of obtaining such information regarding the Company as the Subscriber has reasonably requested; and, particularly, the Subscriber has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and to obtain any additional information, to the extent reasonably available;

     (b) Except for the SEC Filings and the Term Sheet (together referred to as the "Documents"), the Subscriber has not been furnished with any other materials or literature relating to the offer and sale of the Securities; except as set forth in the Documents, no representations or warranties have been made to the Subscriber by the Company, any selling agent of the Company, or any agent, employee, or affiliate of the Company or such selling agent.

     (c) The Subscriber believes that an investment in the securities is suitable for the Subscriber based upon the Subscriber investment objectives and financial needs. The Subscriber (i) has adequate means for providing for the Subscriber's current financial needs and personal contingencies; (ii) has no need for liquidity in this investment; (iii) at the present time, can afford a complete loss of such investment; and (iv) does not have an overall commitment to investments which are not readily marketable that is disproportionate to the Subscriber's net worth, and the Subscriber's investment in the Securities will not cause such overall commitment to become excessive.

     (d) The Subscriber, in reaching a decision to subscribe, has such knowledge and experience in financial and business matters that the Subscriber is capable of reading and interpreting financial statements and evaluating the merits and risk of an investment in the Securities and has the net worth to undertake such risks.

     (e) The Subscriber was not offered or sold the Securities, directly or indirectly, by means of any form of general advertising or general solicitation, including, but not limited to, the following: (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium of or broadcast over television or radio; or (2) to the knowledge of the undersigned, any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

     (f) The Subscriber has obtained, to the extent the Subscriber deems necessary, the Subscriber's own personal professional advice with respect to the risks inherent in the investment in the securities, and the suitability of an investment in the Securities in light of the Subscriber's financial condition and investment needs;

     (g) The Subscriber recognizes that the Securities as an investment involves a high degree of risk.

     (h) The information contained in this agreement is true, complete and correct in all material respects as of the date hereof; the Subscriber understands that the Company's determination that the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act"), which is based upon non-public offerings and applicable to the offer and sale of the Securities, is based, in part, upon the representations, warranties, and agreements made by the Subscriber herein; and the Subscriber consents to the disclosure of any such information, and any other information furnished to the Company, to any governmental authority, self-regulatory organization, or, to the extent required by law, to any other person.

     (i) The Subscriber realizes that (i) the purchase of the Securities is a long-term investment; (ii) the purchaser of the Securities must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Securities Act of 1933 or under the securities laws of any state and, therefore, the Securities cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations are available; (iii) there is presently no public market for the Securities and the Subscriber may be unable to liquidate the Subscriber's investment in the event of an emergency, or pledge the Securities as collateral for a loan; and (iv) the transferability of the Securities is restricted and (A) requires conformity with the restrictions contained in paragraph 2 below and (B) legends will be placed on the certificate(s) representing the Securities referring to the applicable restrictions on transferability; and

     (j) The Subscriber certifies, under penalties of perjury, that the Subscriber is NOT subject to the backup withholding provisions of Section 3406(a)(i)(C) of the Internal Revenue Code.

     (k) Stop transfer instructions will be placed with the transfer agent for the Securities, and a legend may be placed on any certificate representing the Securities substantially to the following effect:

     THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN THE ACT AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS NECESSARILY WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. FURTHERMORE, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, WITHOUT THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSFER OR SALE DOES NOT AFFECT THE EXEMPTIONS RELIED UPON BY THE COMPANY IN ORIGINALLY DISTRIBUTING THE SECURITY AND THAT REGISTRATION IS NOT REQUIRED.

     (l) THE SUBSCRIBER UNDERSTANDS THAT BATHGATE CAPITAL PARTNERS LLC IS ACTING AS A FINDER ON THIS TRANSACTION, AND THE COMPANY WILL PAY BATHGATE CAPITAL PARTNERS A FINDERS FEE OF A CASH PAYMENT OF SEVEN PERCENT (7%) OF MY INVESTMENT AND WARRANTS EQUAL TO EIGHT PERCENT (8%) OF MY INVESTMENT, AS DESCRIBED IN THE DOCUMENTS. THE SUBSCRIBER FURHER UNDERSTANDS THAT BATHGATE CAPITAL PARTNERS HAS DONE ONLY A LIMITED AMOUNT OF DUE DILIGENCE ON THE COMPANY AND THE INVESTMENT, AND REPRESENTS TO BATHGATE CAPITAL PARTNERS THAT THE SUBSCRIBER IS NOT RELYING ON BATHGATE CAPITAL PARTNERS FOR PERFORMING SUCH INVESTIGATIONS.

3. Restricted Nature of the Securities. The Subscriber has been advised and understands that (a) the Securities have not been registered under the Securities Act of 1933 or applicable state securities laws and that the securities are being offered and sold pursuant to exemptions from such laws; (b) the Documents may not have been filed with or reviewed by certain state securities administrators because of the limited nature of the offering; (c) except as provided in paragraph 10 hereunder, the Company is under no obligation to register the Securities under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available. The Subscriber represents and warrants that the Securities are being purchased for the Subscriber's own account and for investment purposes only, and without the intention of reselling or redistributing the same; the Subscriber has made no agreement with others regarding any of the Securities; and the Subscriber's financial condition is such that it is not likely that it will be necessary to dispose of any of such Securities in the foreseeable future. The Subscriber is aware that, in the view of the Securities and Exchange Commission, a purchase of such securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation settlement of any loan obtained for the acquisition of such securities and for which such securities were pledged, would represent an intent inconsistent with the representations set forth above. The Subscriber further represents and agrees that if, contrary to the foregoing intentions, the Subscriber should later desire to dispose of or transfer any of such securities in any manner, the Subscriber shall not do so unless and until (i) said Securities shall have first been registered under the Act and all applicable securities laws; or (ii) the Subscriber shall have first delivered to the Company a written notice declaring such holder's intention to effect such transfer and describe in sufficient detail the manner and circumstances of the proposed transfer, which notice shall be accompanied either by a written opinion of legal counsel who shall be reasonably satisfactory to the Company, which opinion shall be addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws, or by a "no action" letter from the Securities and Exchange Commission to the effect that the transfer of the Securities without registration will not result in recommendation by the staff of the Commission that action be taken with respect thereto.

     4. Residence. The Subscriber represents and warrants that the Subscriber is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Securities in the state set forth on the signature page hereof, and the Securities are being purchased by the Subscriber in the Subscriber's name solely for the Subscriber's own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization, except as specifically set forth in paragraph 16 of this Subscription Agreement and Letter of Investment Intent.

     5. Investor Qualification. The Subscriber represents and warrants that the Subscriber or the purchaser of the Securities named in paragraph 16 comes within at least one category marked below, and that for any category marked the Subscriber has truthfully set forth the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS PARAGRAPH WILL BE KEPT STRICTLY CONFIDENTIAL. The Subscriber agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category I          The   Subscriber  is  an  individual   (not  a  partnership,
             ----   corporation,  etc.) whose individual net worth, or joint net
                    worth  with  the  Subscriber's  spouse,   presently  exceeds
                    $1,000,000.

                    Explanation. In calculation of net worth the Subscriber may include equity in personal property and real estate, including the Subscriber's principal residence, cash, short term investments, stocks and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category II         The   Subscriber  is  an  individual   (not  a  partnership,
             ----   corporation,  etc.)  who had an  individual  net  income  in excess of $200,000 in each of the last two years, or joint income with his/her spouse in excess of $300,000 in each of the last two years, and has a reasonable expectation of reaching the same income level in the current year.

Category III        The  Subscriber  is an executive  officer or director of the
             ----   Company.

Category IV         The  Subscriber  is a  bank;  savings  and  loan;  insurance
             ----   company;  registered broker or dealer; registered investment company;  registered business development company;  licensed small  business  investment  company  ("SBIC");  or employee benefit  plan  within the  meaning of Title I of ERISA whose plan fiduciary is either a bank, savings and loan, insurance company or  registered  investment  advisor  or whose  total
                    assets  exceed  $5,000,000;   or  a  self-directed  employee
                    benefit plan with investment decisions made solely by persons that are accredited investors.

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                             (describe entity)

Category V          The Subscriber is a private business  development company as
             ----   defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                             (describe entity)

Category VI         The  Subscriber  is an entity with total assets in excess of
             ----   $5,000,000 which was not formed for the purpose of investing in the Units and which is one of the following:

                             a corporation; or
                    ----

                             a partnership; or
                    ----
                             a business trust; or
                    ----

                             a tax-exempt  organization described in Section
                    ---- 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                             (describe entity)

Category VII        The Subscriber is a trustee for a trust that is revocable by
             ----   the grantor at any time  (including  an IRA) and the grantor qualifies under either Category I or Category II above. A copy of the declaration of trust or trust agreement and a representation as to the net worth or income of the grantor is enclosed.

Category VIII       The  Subscriber  is an entity all the equity owners of which
             ----   are "accredited  investors"  within one or more of the above categories, other than Category IV or Category V. [If relying upon this category alone, each equity owner must complete a separate copy of this Agreement.]

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                             (describe entity)

Category IX         The  Subscriber  is a trust with  total  assets in excess of
             ----   $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

     6. In the registration statement referred to in paragraph 11 below, the Company needs to disclose the number of shares the Subscriber owns in addition to those being purchased in this offering. Does the Subscriber beneficially own shares of common stock of the Company or securities convertible into shares of common stock of the Company prior to this subscription?

                    Yes              No
                       ---------      ----------

If so, state the number of shares common stock of the Company you beneficially own and the number of shares of common stock into which any other security you hold could be converted. If you are uncertain about the number of shares of common stock into which any other security you hold could be converted, state the name of the convertible security and the number of shares or principal amount, as applicable.

If this information changes, please notify the Company.

Please note that a "beneficial owner" of shares means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power (including the power to vote, or to direct the voting of, such shares), and/or investment power (including the power to dispose of, or to direct the disposition of, such shares). Include shares owned by your spouse or relatives and over which you have or share "voting power" or "investment power" or both. Please note that the same security may be beneficially owned by more than one person. In the case of options or warrants, shares which will be issuable upon the exercise of same are deemed to be beneficially owned by you if you may exercise the option or warrant within 60 days

     7.   Additional   Representations.   The  undersigned,  if  other  than  an
individual, makes the following additional representations:

          (a) The Subscriber was not organized for the specific purpose of acquiring the Securities; and

          (b) This Subscription Agreement and Letter of Investment Intent has been duly authorized by all necessary action on the part of the Subscriber, has been duly executed by an authorized officer or representative of the Subscriber, and is a legal, valid and binding obligation of the Subscriber enforceable in accordance with its terms.

     8. Sophistication. The Subscriber further represents and warrants that he has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Securities and protecting the Subscriber's own interests in this transaction, and does not desire to utilize the services of any other person in connection with evaluating such merits and risks.

     9. Reliance on Representations. The Subscriber understands the meaning and legal consequences of the representations, warranties, agreements, covenants, and confirmations set out above and agrees that the subscription made hereby may be accepted in reliance thereon. The Subscriber agrees to indemnify and hold harmless the Company and any selling agent (including for this purpose their employees, and each person who controls either of them within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended) from and against any and all loss, damage, liability or expense, including reasonable costs and attorney's fees and disbursements, which the Company, or such other persons may incur by reason of, or in connection with, any representation or warranty made herein not having been true when made, any misrepresentation made by the Subscriber or any failure by the Subscriber to fulfill any of the covenants or agreements set forth herein, in the Purchaser Questionnaire or in any other document provided by the Subscriber to the Company.

     10. Transferability and Assignability. Neither this Subscription Agreement nor any of the rights of the Subscriber hereunder may be transferred or assigned by the Subscriber. The Subscriber agrees that the Subscriber may not cancel, terminate, or revoke this Subscription Agreement or any agreement of the Subscriber made hereunder (except as otherwise specifically provided herein) and that this Subscription Agreement shall survive the death or disability of the Subscriber and shall be binding upon the Subscriber's heirs, executors, administrators, successors, and assigns.

     11. Registration Rights. The Company shall include the Shares underlying the Notes in a registration statement to be filed with the SEC no later than 10 business days after the termination of the offering, and to use its best efforts to cause the registration statement to be declared effective as soon as possible thereafter. These rights are more fully described in the Registration Rights Agreement that is attached to this Subscription Agreement as Exhibit B (the "Registration Rights Agreement"). By executing this Subscription Agreement, the Subscriber agrees to the terms of the Registration Rights Agreement.

     12. NASD Membership - Individual Investor. Are you a member of the NASD,(1) a person associated with a member(2) of the NASD, or an affiliate of a member?

                    Yes              No
                       ---------      ----------

     If "Yes," please list any members of the NASD with whom you are associated or affiliated.

--------------------------------------------------------------------------------

     NASD Membership - Corporate Investor. If you are a corporation, are any of your officers, directors or 5% shareholders a member of the NASD, a person associated with a member of the NASD, or an affiliate of a member?

                    Yes              No
                       ---------      ----------

     If "Yes," please list the name of the respective officer, director or 5% shareholder and any members of the NASD with whom they are associated or affiliated.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     13. Survival. The representations and warranties of the Subscriber set forth herein shall survive the sale of the Units pursuant to this Subscription Agreement.

     14. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the Subscriber, to the address set forth below; and if to the Company to the address at the beginning of this letter, or to such other address as the Company or the Subscriber shall have designated to the other by like notice.

     15. (Applicable to FLORIDA residents only.) The Subscriber has been informed and recognizes that (a) the Units have not been registered under the Florida Securities Act, and (b) under Section 517.061(12) of the Florida Securities Act, the Subscriber may void the sale of any Securities within three
(3) days after the tender of this Subscription Agreement and payment hereunder to the Company.

     16.  Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     17.  Title. Manner in Which Title is To Be Held.

          Place an "X" in one space below:

          (a)      Individual Ownership
              ---
          (b)      Community Property
              ---
          (c)      Joint Tenant with Right of Survivorship (both parties must
              ---  sign)
          (d)      Partnership
              ---
          (e)      Tenants in Common
              ---
          (f)      Corporation
              ---
          (g)      Trust
              ---
          (h)      Other (Describe):
              ---

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          Please print above the exact name(s) in which the Securities are to be held.

     18. State of Residence. My state of residence and the state in which I received the offer to invest and made the decision to invest in the Securities is .

     19.  Date of Birth. My date of birth is:

IN NO EVENT WILL THE COMPANY, THE PLACEMENT AGENT, OR ANY OF THEIR AFFILIATES OR THE PROFESSIONAL ADVISORS ENGAGED BY THEM BE LIABLE IF FOR ANY REASON RESULTS OF OPERATIONS OF THE COMPANY ARE NOT AS PROJECTED IN THE DOCUMENTS. INVESTORS MUST LOOK SOLELY TO, AND RELY ON, THEIR OWN ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF INVESTING IN THE SECURITIES.

                           SIGNATURE PAGE ON NEXT PAGE

                                   SIGNATURES

The Subscriber hereby represents he has read this entire Subscription Agreement.

                                               Dated:
                                                     ---------------------------

                                   INDIVIDUAL

                                               Address to Which Correspondence
                                               Should be Directed


-------------------------------------    ---------------------------------------
Signature (Individual)
                                         ---------------------------------------

-------------------------------------    ---------------------------------------
Signature (All record holders should     City, State and Zip Code
sign)

-------------------------------------    ---------------------------------------
Name(s) Typed or Printed                 Tax Identification or Social Security
                                         Number

                                         (     )
-------------------------------------    ---------------------------------------
                                         Telephone Number

                CORPORATION, PARTNERSHIP, TRUST, OR OTHER ENTITY


                                               Address to Which Correspondence
                                               Should be Directed


-------------------------------------    ---------------------------------------
Name of Entity
                                         ---------------------------------------


By:
   ----------------------------------    ---------------------------------------
       *Signature                        City, State and Zip Code

Its:
   ----------------------------------    ---------------------------------------
         Title                           Tax Identification or Social Security
                                         Number

                                         (     )
-------------------------------------    ---------------------------------------
Name Typed or Printed                           Telephone Number


*If Securities are being subscribed for by an entity, the Certificate of Signatory must also be completed.


                            CERTIFICATE OF SIGNATORY

      To be completed if Securities are being subscribed for by an entity.

         I,                          , am the                             of
            -------------------------        ---------------------------

                                                                 (the "Entity").
-----------------------------------------------------------------

     I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and Letter of Investment Intent and to purchase and hold the Securities, and certify that the Subscription Agreement and Letter of Investment Intent has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

     IN WITNESS WHEREOF,  I have hereto set may hand this        day of        ,
2005.                                                     ------        -------



                                                    ----------------------------
                                                        Signature

                                   ACCEPTANCE


This Subscription Agreement is accepted as of                            , 2005.
                                              ---------------------------

                                             ATC HEALTHCARE, INC..


                                             By:
                                                 -------------------------------
                                                      Authorized Officer


                                             Date:
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